UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2018

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55929 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
Annual Meeting
On September 11, 2018, the special committee (the “Special Committee”) of the board of directors (the “Board”) of NorthStar/RXR New York Metro Real Estate, Inc., a Maryland corporation (the “Company”), determined the 2018 annual meeting of the stockholders of the Company would be held at 200 Park Avenue, 15th Floor, New York, New York 10166 on October 17, 2018, beginning at 10:00 a.m., local time. The Board has fixed the close of business on September 11, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.
Communication with Financial Advisors
The Company has prepared an email communication, which may be distributed to certain financial advisors from time to time. A copy of the email communication is attached hereto as Exhibit 99.1.
About NorthStar/RXR New York Metro Real Estate, Inc.
NorthStar/RXR New York Metro Real Estate, Inc. was formed to acquire a high-quality commercial real estate portfolio concentrated in the New York metropolitan area, and in particular New York City, with a focus on office, mixed-use properties and a lesser emphasis on multifamily properties. The Company was formed on March 21, 2014 as a Maryland corporation and elected to be taxed as a real estate investment trust, under the Internal Revenue Code of 1986, as amended, commencing with the taxable year ended December 31, 2016. NorthStar/RXR is sponsored by Colony Capital, Inc. (NYSE: CLNY), an internally-managed equity REIT, with a diversified real estate and investment management platform, and co-sponsored by RXR Realty LLC, a leading real estate owner, manager and developer in the New York metropolitan area.
Additional Information and Where to Find It
In connection with the proposed transactions, the Company filed with the SEC a proxy statement on September 11, 2018, that will be first mailed to security holders of the Company on or about September 12, 2018. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that the Company will file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov or by contacting the Company at NorthStar/RXR New York Metro Real Estate, Inc., 590 Madison Avenue, 34th Floor, New York, New York 10022, Attn: Secretary.
Participants in the Solicitation
The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed transactions. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in the proxy statement filed with the SEC on September 11, 2018. You may obtain free copies of these documents as described in the preceding paragraph.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Email Communication, dated as of September 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: September 11, 2018	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

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